EXHIBIT 23.1

Consent of Independent Public Accountants

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Lear Corporation Salaried Retirement Savings Plan of Lear Corporation of our report dated January 27, 2003, with respect to the consolidated financial statements and schedule of Lear Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst & Young

Troy, Michigan
September 14, 2003